------------                                                      EXHIBIT 6 (a)
EXAMINER

                        THE COMMONWEALTH OF MASSACHUSETTS

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                              ARTICLES OF AMENDMENT              FEDERAL IDENTIFICATION
                     GENERAL LAWS, CHAPTER 175, SECTION 50B          NO. 35-1935680
                                                                       000106812

              WE, Gregory J. Carney, President and Margaret M. McKinney,
              Secretary of Sentry Investors Life Insurance Company located at 3
              Carlisle Road, Westford, Massachusetts 01886 do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 1 of the Articles of Organization were duly adopted at a meeting held
----------    on Nov. 1, 1994, by vote of:
NAME
APPROVED

                100%      of all common           shares outstanding,
              --------                  ----------
                           Type, class & series, (if any)

              _________ shares of _____________ out of__________shares outstanding, and
                           Type, class & series, (if any)

              _________ shares of _____________ out of__________shares outstanding.
                           Type, class & series, (if any)

              1. That the name by which the Corporation shall be known is "IL Annuity and Insurance Company".


C    [ ]      1. For amendments adopted pursuant to Chapter 156B, Section 70.
P    [ ]      2. For amendments adopted pursuant to Chapter 156B, Section 71.
M    [ ]
R.A. [ ]      Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate
              8-1/2 x 11 sheets of paper leaving a left-hand margin of at least
              1 inch for binding. Additions to more than one Amendment may be
----------    continued on a single sheet so long as each Amendment requiring
P.C.          each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS                            WITH PAR VALUE STOCKS

==========================================   =========================================================
   TYPE         NUMBER OF SHARES                   TYPE         NUMBER OF SHARES           PAR VALUE
==========================================   =========================================================
COMMON:                                         COMMON:
------------------------------------------   ---------------------------------------------------------

------------------------------------------   ---------------------------------------------------------

==========================================   =========================================================
PREFERRED:                                      PREFERRED:
------------------------------------------   ---------------------------------------------------------

------------------------------------------   ---------------------------------------------------------

==========================================   =========================================================

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS                           WITH PAR VALUE STOCKS

==========================================   ========================================================
   TYPE         NUMBER OF SHARES                  TYPE         NUMBER OF SHARES           PAR VALUE
==========================================   ========================================================
COMMON:                                        COMMON:
------------------------------------------   --------------------------------------------------------

------------------------------------------   --------------------------------------------------------

==========================================   ========================================================
PREFERRED:                                     PREFERRED:
------------------------------------------   --------------------------------------------------------

------------------------------------------   --------------------------------------------------------

==========================================   ========================================================

I hereby certify that upon examination of the within Articles of Amendment duly submitted to me, it appears that said Articles conform to the requirements of Law and are hereby approved.


       /s/ Linda Ruthardt
--------------------------------------------
Commissioner of Insurance









The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:
______________________________________________________________________________

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 1st day of November, in the year 1994.

              /s/ Gregory J. Carney                                   President
---------------------------------------------------------------------

              /s/ Margaret M. McKinney                                 Secretary
----------------------------------------------------------------------

           /s/ Gregory J. Carney                         /s/ Margaret M. McKinney
--------------------------------------------    -------------------------------------------
Gregory J. Carney - President & Director        Margaret M. McKinney - Secretary & Director

           /s/ Larry R. Pribble                          /s/ John J. Fahrenback
--------------------------------------------    -------------------------------------------
Larry R. Prible - Chairman of the Board         John J. Fahrenback - Director

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                     GENERAL LAWS, CHAPTER 156B, SECTION 72

===============================================================================

       I hereby approve the within articles of amendment and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 17th day of January, 1995.


                             /s/ Michael J. Connolly
                   --------------------------------------------
                               MICHAEL J. CONNOLLY
                               SECRETARY OF STATE


A TRUE COPY ATTEST


WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
DATE - 1/18/95 CLERK -
                       ------



TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT


TO:  Margaret M. McKinney
     P.O. Box 1230
     Indianapolis, IN  46206
     Telephone:  317-927-6540

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
                              Corporations Division
                   One Ashburton Place, Boston, MA 02108-1512

                    CERTIFICATE OF CHANGE OF PRINCIPAL OFFICE
                      General Laws, Chapter 175, Section 34


A TRUE COPY ATTEST
                                                         Federal Identification
                                                                 Number
                                                               35-1935680
WILLIAM FRANCIS GALVIN                                          00016822
SECRETARY OF THE COMMONWEALTH
DATE - 1/18/95 CLERK - ______      I, Margaret M. McKinney , Secretary of IL
Annuity and Insurance Company , having its principal office at 3 Carlisle Road, Westford, Massachusetts 01886 do hereby certify that pursuant of General Laws, Chapter 175, Section 34 the directors of said corporation have changed the principal office of the corporation to 84 State Street, Boston, Massachusetts 02109 .

SUBSCRIBED THIS 24TH DAY OF JANUARY, 1995 UNDER PENALTIES OF PERJURY.

Linda Ruthardt                          SIGNATURE      /s/ Margaret M. McKinney
Commissioner of Insurance                        ------------------------------
                                                                Secretary

I certify that it appears upon examination of this certificate, that Section 34 of the Chapter 175 of the General Laws has been complied with, and I approve said certificate on January 27, 1995.

                   WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                                       OF
                        IL ANNUITY AND INSURANCE COMPANY
                              IN LIEU OF A MEETING


                   RESOLUTION AUTHORIZING INCREASE IN CAPITAL

The undersigned constituting the Directors of IL Annuity and Insurance Company, a Massachusetts corporation, ("the Company") hereby adopt the following resolution by written consent and authorize the actions described therein to be taken by the Company upon the filing of this written consent in the Minute Books of the Company.

BE IT RESOLVED, By the Board of Directors of IL ANNUITY AND INSURANCE COMPANY, pursuant to a special meeting of the Shareholder authorizing an amendment to the Article of Incorporation, hereby authorize the Secretary of the Company to file an amendment to the Articles of Incorporation, to wit:

       The par value of the authorized shares shall be increased from One Hundred Fifty Dollars ($150) to Two Hundred Fifty Dollars ($250) and the amount of capital shall be increased to Two Million Five Hundred Thousand Dollars ($2,500,000).

       This written consent shall take effect on December 21, 1995.


       /s/ Larry R. Prible                   /s/ Gregory J. Carney
----------------------------------           ----------------------------------
          Larry R. Prible                            Gregory J. Carney

    /s/ Margaret M. McKinney                 /s/ William L. Boyd
----------------------------------           ----------------------------------
         Margaret M. McKinney                        William L. Boyd

   /s/ John J. Fahrenbach                    /s/ Garrett P. Ryan
----------------------------------           ----------------------------------
         John J. Fahrenbach                          Garrett P. Ryan

                                   ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

       84 State Street, Boston, MA  02109

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                       NAME                RESIDENTIAL ADDRESS          POST OFFICE ADDRESS
President:     Gregory J. Carney         8705 Sturgeon Bay Lane       P.O. Box 7149
                                         Indpls, Indiana              Indpls. IN

Treasurer:     Gene E. Trueblood         6570 Forrest Commons         P.O. Box 7149
                                         Blvd., Indpls                Indpls. IN

Clerk:         Margaret M. McKinney      6828 Bloomfield Drive        P.O. Box 7149
                                         Indpls. IN                   Indpls. IN

Directors:     Larry R. Prible           12443 Pebblepointe Pass      P.O. Box 1230
                                         Carmel, IN                   Indpls. IN

               William L. Boyd           8126 Halyard Way             P.O. Box 1230
                                         Indpls, IN                   Indpls. IN

               Gregory J. Carney         8705 Sturgeon Bay Lane       P.O. Box 7149
                                         Indpls, Indiana              Indpls. IN

               John J. Fahrenbach        5405 N. 150                  P.O. Box 1230
                                         West Lebanon, IN             Indpls. IN

               Margaret M. McKinney      6828 Bloomfield Drive        P.O. Box 1230
                                         Indpls, IN                   Indpls. IN

               Garrett P. Ryan           1441 E. 151st St.            P.O. Box 1230
                                         Carmel, IN                   Indpls. IN

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is:

       Prentice-Hall Corporation System
       84 State Street, Boston, MA 02109

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:




SIGNED UNDER THE PENALTIES OF PERJURY, this 28th day of December, 1995.

              /s/ Gregory J. Carney                        , *President
-----------------------------------------------------------


              /s/ Margaret M. McKinney                     , *Clerk
-----------------------------------------------------------

*Delete the inapplicable words.    **If there are no amendments, state 'None'.

                                     525310
                        THE COMMONWEALTH OF MASSACHUSETTS


                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156b, SECTION 74)

===============================================================================

       I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $300.00 having been paid, said articles are deemed to have been filed with me this 26th day of January, 1996.


Effective Date:
----------------------------------------------------------


                           /s/ William Francis Galvin
                    ----------------------------------------
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


RECEIVED
Jan 2 1996
Company Licensing
I hereby certify that upon examination of the restated Articles of Incorporation duly submitted to me, it appears that said Articles conform to the requirements of law and are hereby approved.


                                             /s/ Linda Ruthardt
                                        ------------------------------------
                                                 Commissioner of Insurance


TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF DOCUMENT TO BE SENT

TO:  IL Annuity and Insurance Company
     2960 North Meridian Street
     P.O. Box 7149
     Indianapolis, IN  46207-7149
     Telephone:  317-927-6541
                                                        FEDERAL IDENTIFICATION
                                                     NO. 35-1935680

----------              THE COMMONWEALTH OF MASSACHUSETTS
Examiner                     WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                        RESTATED ARTICLES OF ORGANIZATION
                    (GENERAL LAWS, CHAPTER 156B, SECTION 74)

              WE, Gregory J. Carney, President and Margaret M. McKinney,
              Secretary of IL Annuity and Insurance Company located at 2690
              North Meridian Street, P.O. Box 7941, Indianapolis, Indiana
              46207-7941 do hereby certify that these Restatement of the Articles of Organization were duly adopted at a meeting held on December 21, 1995, by vote of the directors/or:

                    10,000  shares of  common  out of  10,000  shares outstanding,
                   --------           --------        --------
                                Type, class & series, (if any)

----------         __________ shares of _____________ out of__________shares outstanding, and
Name                            Type, class & series, (if any)
Approved
                   __________ shares of _____________ out of__________shares outstanding,
                                Type, class & series, (if any)

              **being at least a majority of each type, class or series outstanding and entitled to vote thereon:/**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

                                    ARTICLE I
                        The name of the corporation is:

                        IL Annuity and Insurance Company

                                   ARTICLE II
C    [ ]      The purpose of the corporation is to engage in the following
P    [ ]      business activities:
M    [ ]
R.A. [ ]      To make contracts for the payment of variable annuities and any and all other kinds of insurance business that the corporation now or hereafter be authorized by law to transact on the stock plan.

              *Delete the inapplicable words. **Delete the inapplicable clause.
              Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2x11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

----------
P.C.

                                   ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:


--------------------------------------------------------------------------------------
                WITHOUT PAR VALUE                       WITH PAR VALUE
--------------------------------------------------------------------------------------
              TYPE       NUMBER OF           TYPE      NUMBER OF SHARES    PAR VALUE
                          SHARES
--------------------------------------------------------------------------------------
Common:                                     Common:      10,000            $250.00
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Preferred:                                  Preferred:
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------


                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.